Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-218979) and in the Registration Statements on Form S-8 (Nos. 333-225031, 333-134767, 333-153019, 333-191505) of Vista Gold Corp. (the "Company") of our report dated February 21, 2019 relating to the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2018, which appears in this Amendment No. 1 to the Company’s annual report on Form 10-K.

Plante & Moran, PLLC
Denver, CO
August 15, 2019